UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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FOREST LABORATORIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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GLASS LEWIS RECOMMENDS FOREST SHAREHOLDERS ELECT

COMPANY’S ENTIRE SLATE OF TEN BOARD NOMINEES

Recommends Shareholders Reject All of Icahn’s Nominees

Forest Urges Shareholders to Vote “FOR ALL” Ten of Forest’s Director

Nominees on the WHITE Proxy Card

NEW YORK, August 2, 2012 –– Forest Laboratories, Inc. (NYSE: FRX) (“Forest”) today commented on the recommendation by Glass Lewis & Co., LLC (“Glass Lewis”) that shareholders vote for all ten of Forest’s director nominees at the Company’s Annual Meeting of Shareholders, which will be held on August 15, 2012.

The Company stated, “We are very pleased that Glass Lewis has recommended Forest shareholders vote for all ten of the Company’s highly qualified and experienced director nominees.  We believe this positive recommendation reflects the high caliber of our candidates, our outstanding track record and the strength of our business. We recommend all shareholders vote on the white proxy card to support the Company’s director slate.”

In recommending that shareholders support the Company’s entire slate of director nominees, Glass Lewis stated:

•         “…[I]n our view, the Company has been publicly forthcoming regarding its future plans, which largely entail building a broader drug portfolio rather than focusing on one or two main drugs.” (Glass Lewis Report, August 1, 2012, page 13-14)

•         “Moreover, we find that the Company has made notable strides in its corporate governance, as the Company’s newest independent directors appear to us to have been given significant input in various matters...” (Glass Lewis Report, August 1, 2012, page 17)

In recommending AGAINST Icahn’s nominees, Glass Lewis raises several concerns including lack of independence, potential conflicts of interest and unorthodox compensation arrangements that could compromise the abilities of the Icahn nominees to serve in the best interests of shareholders. In its report, Glass Lewis stated:

•         “Several of the Dissident Nominees have arrangements that could be viewed by some as potential impediments to their objectivity should they be elected to serve on the board.” (Glass Lewis Report, August 1, 2012, page 16)

•         “We note that Daniel Ninivaggi serves as president and CEO of Icahn Enterprises L.P. (the publicly-traded arm of the Icahn Group), while Mr. Ende has provided consulting services to Mr. Icahn in connection with recent proxy contests conducted by the Icahn Group at other biopharmaceutical companies.” (Glass Lewis Report, August 1, 2012, page 16)

•         “…[T]he arrangement [with Mr. Ende] could be viewed as a potential conflict of interest, as the incentive itself is predicated on Mr. Icahn’s profits on Forest Labs’ stock as opposed to the returns of Forest Labs’ stock as a whole.  Further, the structure of the arrangement could potentially encourage Mr. Ende to favor short term gains at the expense of potentially higher returns in the longer run.” (Glass Lewis Report, August 1, 2012, page 16)

•         “…Mr. Fromkin would not be considered independent by NYSE standards if he were to serve on the Company’s board.” (Glass Lewis Report, August 1, 2012, page 16)

•         “…[W]e recognize that the CVRs could be viewed as a potential conflict of interest, as those rights may incentivize [Mr. Fromkin] to push the Company to promote Viibryd at the expense of other products or opportunities with potentially higher returns.” (Glass Lewis Report, August 1, 2012, page 16)

The Company continued: “The Board is unanimous in its belief that the Company’s current strategy positions Forest to deliver sustainable value for all shareholders.  Our Board is squarely focused on building on the momentum we have behind our promising new products and late-stage pipeline – which is one of the most robust in the pharma industry.  We are confident that our ten highly qualified nominees possess the right combination of skills, experience and expertise to ensure that our products reach their maximum potential.”

Forest urges all shareholders to vote the WHITE card they have received from Forest and to vote “FOR ALL” ten of Forest’s nominees to its Board of Directors.  Shareholders can vote by telephone, Internet or by signing, dating and returning the Company’s WHITE proxy card.  Forest urges shareholders NOT to sign and to discard any gold proxy card sent to them by Icahn or his affiliates.  Even a withhold vote for Icahn’s nominees on a gold proxy card will cancel any previous proxy submitted by shareholders that voted “FOR ALL” the Company’s nominees. Shareholders can find additional information about the Forest Annual meeting at http://www.frx2012annualmeeting.com.

Forward-Looking Information

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, and the risk factors listed from time to time in Forest Laboratories’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings.

Important Additional Information

Forest Laboratories, its directors, director nominees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Forest shareholders in connection with the matters to be considered at Forest Laboratories’ 2012 Annual Meeting. Forest Laboratories has filed its definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Forest shareholders. FOREST SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION.  Information regarding the ownership of Forest's directors and executive officers in Forest stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the Company's website (www.frx.com) in the section "Investors." More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with Forest Laboratories' 2012 Annual Meeting.  Information can also be found in Forest's Annual Report on Form 10-K for the year ended March 31, 2012, filed with the SEC on May 25, 2012.  Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Forest Laboratories with the SEC for no charge at the SEC's website at www.sec.gov.  Copies are also available at no charge at Forest Laboratories' website at www.frx.com or by writing to Forest Laboratories at 909 Third Avenue, New York, New York 10022.

This document contains quotes and excerpts from certain previously published material.  Unless otherwise indicated, consent of the author and publication has not been obtained to use the material as proxy soliciting material.

About Forest Laboratories
Forest Laboratories' (NYSE: FRX) longstanding global partnerships and track record developing and marketing pharmaceutical products in the United States have yielded its well-established central nervous system and cardiovascular franchises and innovations in anti-infective, respiratory, gastrointestinal and pain management medicine. Forest’s pipeline, the most robust in its history, includes product candidates in all stages of development across a wide range of therapeutic areas. The Company is headquartered in New York, NY. To learn more, visit www.FRX.com.

Investor Contact:
Frank J. Murdolo
Vice President - Investor Relations, Forest Laboratories, Inc.
1-212-224-6714
media.relations@frx.com

Media Contacts:

Sard Verbinnen & Co

Hugh Burns/Renee Soto/Lesley Bogdanow

1-212-687-8080

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